                            WACHOVIA SECURITIES, LLC
                            RULE 10B5-1 TRADING PLAN
                                 (OPTIONS ONLY)

This trading plan is entered into on November 30, 2005 between the undersigned to sell common stock of Allied Healthcare International, Inc. (Company).

A.   IMPLEMENTATION

1.   You appoint us as your agent to sell these shares as described below and in compliance with Rule 10b5-1(c)(1) of the Securities Exchange Act of 1934,
     and we accept that appointment. As your agent, we are authorized to take any actions needed to implement this trading plan.

2.   We will not execute any sales until after November 30, 2005. We will cease selling shares on the earlier of November 30, 2007, or the date that the total number of shares sold is 370,000. Under no circumstances will the plan trading period be longer than two (2) years.

3.   We will not sell these shares if we identify a market disruption, banking moratorium, or other crisis that could affect our ability to sell.

4.   If we cannot sell shares on any particular transaction day, then (select one):

     [ ]      We may sell such shares as soon as practicable on the immediately succeeding transaction day; however, in no event may such shares be sold later than the fourth business day after that particular transaction day.

     [ ]      Our obligation to sell shares on that particular transaction day will be satisfied.

     If any type of shortfall exists after the close of trading on the last transaction day of the plan trading period, then our authority to sell such shares will terminate.

5.   Any daily trade amount or minimum sales price will be adjusted automatically and proportionately to take into account a stock split, reverse stock split or stock dividend.

B.   EXERCISE OF OPTIONS

1.   You authorize us to exercise options on your behalf. You will make appropriate arrangements so that we can notify the Company when we exercise options and to have the underlying common stock delivered to us. On our request, you will complete and deliver to us the Employee Stock Option
     Agreement and Notice of Intent to Exercise Stock Options (attached as
     Exhibit B). We will send to the Company the options exercise price, along with any amounts necessary to satisfy tax withholding obligations. Any tax withholding and our fees will be deducted from the sales proceeds.

2.   The options to be exercised are as follows:

------------------ --------------------- ---------------------------------- --------------- -----------------
   GRANT DATE       NUMBER OF OPTIONS        DESIGNATION (SELECT ONE)        STRIKE PRICE   EXPIRATION DATE
------------------ --------------------- ---------------------------------- --------------- -----------------

   11/13/2002            60,000           [ ] Qualified [X} Non- Qualified       $4.700000        11/13/2012
------------------ --------------------- -------------- ------------------- --------------- -----------------
   09/25/2003           300,000           [ ] Qualified [X} Non- Qualified       $4.000000        09/25/2013
------------------ --------------------- -------------- ------------------- --------------- -----------------
   06/03/2003            16,000           [ ] Qualified [X] Non- Qualified       $4.000000        06/03/2013
------------------ --------------------- -------------- ------------------- --------------- -----------------
                                          [ ] Qualified [ ] Non- Qualified
------------------ --------------------- -------------- ------------------- --------------- -----------------

3. We will exercise the above options in the following manner:

   a. Order of Exercise (select one):

      [ ]         Exercise first those options with the earliest expiration
                  date.

      [ ]         Exercise first those options with the lowest exercise price.

      [X}         (Insert any other Instruction) 40,000 per month. See
                  Attachment #1 for additional instructions.

   b. Date(s) of Sale (select one):

      [ ]         Each day that the exchange where these shares are traded is open and when the reported opening per share price is equal to or greater than $_________.

      [ ]         After the options vest, the first day that the exchange where these shares are traded is open.

      [X]         (Insert any other criteria or conditions) 40,000 per month.
                  See Attachment #1 for additional instructions.

   c. Number of Shares to Sell (select one):

      [ ]         ____________ shares.

      [ ]         The number of shares resulting in proceeds sufficient to fund the exercise of options under this section.

                  As determined by the following formula: ______________________

                  ______________________________________________________________

4.   If the number of shares in your account is less than the number of shares to be sold on a transaction day, we will exercise a sufficient number of options to execute such sales in the manner specified below (select one):

     [ ]      Exercise first those options with the earliest expiration date.

     [X]      Exercise first those options with the lowest exercise price.

     [ ]      (Insert any other instruction) _________________________________.

5.       We will in no event exercise any option if, at the time of exercise, the exercise price of the option is equal to or greater than the market price.

C.       RESTRICTED STOCK

1.       If these shares are restricted stock under Rule 144 of the Securities
         Act of 1933, you will complete and deliver to us a Rule 144 Seller's
         Representation Letter (attached as Exhibit A) and a Form 144 on request. Form 144 will contain the following footnote: "The shares covered by this Form 144 are being sold pursuant to a Rule 10b5-1 trading plan dated ______________, 20__, and the representation below regarding the seller's knowledge of material information is as of the adoption of that plan." We will file Form 144 on your behalf for shares sold under this trading plan.

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2.       You represent that these shares are eligible for sale under Rule 144, and you agree that you will not do anything that would make them ineligible. Any volume limitations under Rule 144 must be complied with at the time of sale. If you have taken action to sell other securities of the Company, then you must notify us. Such sales may preclude us from selling under this plan.

D.       YOUR REPRESENTATIONS TO US

1.       You are not aware of any inside information concerning the Company, and if you later become aware of such information, you will not communicate the information to us. You are entering into this plan in good faith, with no intent to evade compliance with the securities laws.

2.       These shares are not subject to any liens or other limitations on sale other than those that may be imposed by Rule 144 under the Securities
         Act of 1933.

3.       You will notify us as soon as possible if an event occurs that would prohibit any sale of these shares (such as legal, accounting, or regulatory restriction, a change in control of the Company, or a recapitalization of the Company's tock). Such notice must indicate the duration of the restriction, but must not include any information that would violate insider trading laws.

4.       This trading plan does not violate (a) any law, (b) any agreement binding on you, or (c) any judgment, order or decree of any governmental body, agency or court having jurisdiction over you.

5.       You will make no other arrangement involving these shares.

6.       You will promptly file as required under Sections 13(d), 13(g) and 16 of the Securities Exchange Act of 1934.

7.       Except as specified in Section B of this plan, you do not have, and will not attempt to exercise, any influence over sales under this plan.

8.       You have given the Company an opportunity to review this plan. The
         Company has acknowledged the existence of this plan and that it does not violate any insider trading policy of the Company.

9.       You have consulted with your own advisors on legal, tax, business, or financial aspects of this plan and have not relied on us in connection with adopting it.

10.      You will notify us immediately in writing if any of these
         representations becomes false.

E.       TERMINATION

1.       This trading plan will be terminated by:

         a.    Completion of all sales contemplated under this plan; or

         b.    Either of us at any time, with at least thirty (30) days' written notice; or

         c.    Our receipt of a notice regarding (i) an event that would
               prohibit or restrict sales, (ii) your bankruptcy or insolvency, or (iii) your death.

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     Any termination under subscription (b) or (c) of this section will require you to enter into a new Rule 10b5-1 plan with us to continue your trading arrangement.

2.   Whenever you do not have insider information about the Company, you can modify this agreement by executing a new Rule 10b5-1 trading plan.

F.   INDEMNIFICATION: LIMITATION OF LIABILITY

1.   You agree to indemnify and hold harmless us, and our directors, officers, employees, agents and affiliates, against any claims (including any expenses we incur) with respect to any lawsuit, investigation, or other proceeding based on the transaction contemplated under this plan, except for expenses incurred by you as a result of our gross negligence or willful misconduct. This indemnification will survive termination of the plan.

2.   Neither we nor any of our directors, officers, employees, agents or affiliates will be liable to you or any other person or entity:

     a. As a result of actions taken or not taken by any of us under this plan, except in the case of our gross negligence or willful misconduct;

     b. For special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind; or

     c. For any failure to perform, or to cease performance, that results from a circumstance beyond our control.

G.   GENERAL

1.   You will pay us $0.06 per share sold.

2.   In addition to the General Account Agreement and Disclosure Document, this trading plan constitutes the entire agreement between us and supersedes any previous agreements or understandings. If the terms of this plan conflict with the terms of the General Account Agreement and Disclosure Document,
     this plan will govern.

3.   You may not assign or delegate your rights and obligations under this plan without our written permission. We may assign this trading plan to our affiliates with written notice to you.

4.   You and the Company will provide all notices to us either by facsimile at
     (949) 759-4597 or by certified mail at the following address:

         Wachovia Securities, LLC
         620 Newport Center Drive, Suite 1600
         Newport Beach, CA  92660
         Attn:  Tracy J. Riddle

5.   This plan may be signed in counterparts, each of which will be an original, with the same effect as if the signatures on all counterparts were on the same document.

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6.   If any provision of this plan becomes inconsistent with any applicable law or regulation, that provision will be modified or rescinded as needed to comply with the law or regulation. All other provisions will remain in effect.

7.   This trading plan will be governed by the laws of the Commonwealth of
     Virginia, exclusive of its choice of law rules.

IN WITNESS WHEREOF, we have entered into this trading plan as of the date written above.

                                            WACHOVIA SECURITIES, LLC
Signature:         /s/ T.M. Aitken          By:        /s/ Tracy Riddle
                  ----------------                   ------------------
Name:             Timothy M. Aitken         Print Name:       Tracy J. Riddle
                  -----------------                           ---------------
                                            Title:  Financial Advisor

                                            By:       /s/ D. Good
                                                     ------------
                                            Print Name:       Dan Good
                                                              ----------------
                                            Title:  Branch Manager

Acknowledged by:

Allied Healthcare International Inc. (Name of Company)
------------------------------------
   /s/ Charles Murphy
------------------------------------

Print Name:       Charles Murphy
                  -----------------------
Title:   Chief Financial Officer
         --------------------------------

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